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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                JAGNOTES.COM INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                Nevada                                 88-0380456
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       (State of Incorporation)                       (IRS Employer
                                                   Identification No.)

         1415 Wyckoff Road
           Second Floor
       Farmingdale, New Jersey                           07727
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(Address of Principal Executive Offices)              (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check 9 the following box. [X]

Securities Act registration statement to which this form relates: 333-84189

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

                         Common Stock, $.00001 par value
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                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The description of the Registrant's common stock set forth in the Registrant's Registration Statement on Form SB-2 (File No. 333-84189), filed on July 30, 1999, as amended, is incorporated herein by reference.

ITEM 2. EXHIBITS

         1. Agreement and Plan of Reorganization dated March 16, 1999 between Professional Perceptions, Inc. (now known as JagNotes.com Inc.); Harold Kaufman, Jr., an officer, director and principal stockholder thereof; NewJag, Inc.; and the stockholders of NewJag, Inc.*

         2 Agreement and Plan of Merger dated as of July 29, 1999 by and among Jag Notes, Inc., a New Jersey corporation, and JagNotes.com Inc., a Nevada corporation.**

         3      Articles of Incorporation of JagNotes.com Inc., as amended**

         4      Bylaws of JagNotes.com Inc.**

         5 Articles of Merger of JagNotes, Inc. into JagNotes.com Inc. (including Certificate of Correction related thereto).**

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*  Filed as an exhibit to the Company's Registration Statement on Form SB-2
   (File No. 333-84189) filed on July 30, 1999 and incorporated herein by reference.

** Filed as an exhibit to Amendment No. 1 to the Company's Registration
   Statement on Form SB-2 (File No. 333-84189) filed on September 30, 1999 and incorporated by reference herein.


                                    SIGNATURE

                                                   JagNotes.com, Inc.

Date: January 4, 2000                              By: /s/ Gary Valinoti
                                                       -------------------------
                                                       Gary Valinoti, President


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